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                                                                   Exhibit 10.49

                                LICENSE AGREEMENT

        This License Agreement ("Agreement") effective as of 02/10/2000 ("Effective Date"), is made by and between LSI Logic Corporation, a Delaware corporation ("LSI"), and ChipPac Limited, a corporation established pursuant to the laws of British Virgin Islands ("ChipPac") (each of whom is individually sometimes referred to as a "Party") and both of whom are collectively sometimes referred to as "Parties).

                                    RECITALS

        This Agreement is made with reference to the following facts and circumstances:

        A. Whereas LSI wishes to license to ChipPac certain Packaging Technology (as defined below) pertaining to chip scale packages ("CSP," as defined below), and ChipPac wishes to obtain such a license, according to the terms and conditions set forth herein.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and the terms, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.      DEFINITIONS AND RULES OF CONSTRUCTION

        DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following words and expressions shall have the meanings set forth below:

        1.1 "Affiliate" of a Party means, any corporation, limited liability company, partnership or other business enterprise:

             (a) which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting rights with respect to the election of directors or managers, or which has practical control directly or indirectly, of any Party to this Agreement;

             (b) of which fifty percent (50%) or more of the voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any Party to this Agreement; or

             (c) of which fifty percent (50%) or more of the total voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any corporation, limited liability company, partnership or other business enterprise qualifying under subsections (a) or (b) above.

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Any corporation, limited liability company, partnership or other business enterprise which would at any time an Affiliate of LSI or ChipPac by reason of the foregoing, shall be considered an Affiliate for purposes of this Agreement only for so long as the foregoing conditions are met.

       1.2 "Applicable Improvements" means any Improvements which are invented, developed, discovered or otherwise acquired by LSI before one year from "Initial Qualification", the first date that LSI qualifies ChipPac as a CSP supplier.

       1.3 "ChipPac Improvements means any Improvements associated with CSP's licensed to ChipPac by LSI which are invented, developed, discovered by ChipPac before one year from "Initial Qualification", the first date that LSI qualifies ChipPac as a CSP supplier.

       1.4 "Initial Qualification" refers to the first date that LSI qualifies ChipPac as a CSP supplier.

       1.5 "Confidential Information" means (i) the Technical Information, in whatever form embodied; and (ii) information disclosed by either party, if disclosed in writing, that is identified and marked as confidential (or with words of similar import) at the time of its disclosure or which, if disclosed verbally, is designated confidential at the time of disclosure and is summarized and identified as confidential in a writing delivered to the receiving party on or before thirty (30) days after the disclosure; provided that Confidential Information shall in no event include any information that: (a) was known to the receiving party prior to its receipt hereunder; (b) is or becomes publicly available without breach of this Agreement; (c) is received from another without obligation of confidentiality to the disclosing party and without breach of this Agreement; or (d) is disclosed by the disclosing party to anther without an obligation of confidentiality.

       1.6 "CSP" means a semiconductor device assembly ("package") characterized by having all of the following elements: (i) a substrate with a top surface and a bottom surface; (ii) a semiconductor die with an active surface and an opposing back side surface, the back side surface of the die being mounted to the top surface of the subtract, (iii) wire bonds electrically connecting the active surface of the semiconductor die to the top surface of the substrate; (iv) the bottom surface of the substrate having solder balls attached in a 0.8 mm pitch array; (v) the overall height of the assembled package being less than 1.2 mm.

       1.7 "Improvements" means all developments, enhancements, modifications or betterments that may be made in the Packaging Technology or Technical Information, or that is otherwise useful with respect to the manufacture or design of a CSP, whether or not patented, patentable, copyrighted or copyrightable.

       1.8 "Intellectual Property Rights" means (a) all Patent Rights; (b) all copyrights and all other literary property and author rights, and all rights, title and interest in and to all copyrights, copyright registrations certificates of copyrights and copyrighted interests; and (c) all rights, title and interest in and to all trade secrets and trade secret rights.

       1.9 "LSI's Intellectual Property Rights" means: (i) all copyright and trade secret rights owned by LSI that (or licensed to LSI with the right to grant sublicenses thereunder without payment of royalties to any third party), absent the license herein, would be necessarily

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and unavoidably infringed or misappropriated by the exploitation (as permitted herein) of the Technical Information; and (ii) all patents that issue from the applications listed in Exhibit B, including any reissue, division, term extension, continuation or continuation-in-part (to the extent the claims of such continuation in part are supported by a specification of an application listed in Exhibit B) of any such applications.

       1.10 "Packaging Technology" means LSI's technology for use in packaging integrated circuits as described in the Technical Information.

       1.11 "Patent Rights" means any patent rights, letters patent and applications for letters patent, or other government-issued or granted indicia of invention ownership, including any reissue, division, term extension, continuation or continuation-in-part.

       1.12  "Technical Information" means the materials described in Exhibit A.

2.     LICENSE AND TECHNOLOGY TRANSFER

       2.1   License Grant. Subject to the terms and conditions of this
             -------------
Agreement, LSI agrees to grant and does hereby grant to ChipPac, a personal, non-exclusive, non-transferable right and license (with the right to grant sublicenses to the manufacturing companies that are ChipPac Affiliates according to the terms of Section 2.3) under LSI's Intellectual Property Rights to use the Packaging Technology and the Technical Information and Applicable Improvements for the purposes of manufacturing, using, selling and importing CSPs worldwide.

       2.2   No Sublicenses; No Rights in Trade Marks; No Implied Licenses. The
             -------------------------------------------------------------
license granted pursuant to Section 2.1 shall not be sublicensed by ChipPac (other than to its Affiliates according to the terms of Section 2.3) and will convey no right to ChipPac to use or register any trademarks, service marks, or trade names of LSI or of its Affiliates. Nothing herein shall be construed as committing LSI to convey to ChipPac either expressly or by implication, any right under any letters patent or other Intellectual Property Rights of LSI, or any right to use any Technical Information, except as explicitly set forth in
Section 2.1

       2.3   Have Made Rights Excluded. "Have-made" rights are not included in
             -------------------------
the license granted under Section 2.1. Accordingly, ChipPac shall not have the right to have CSPs made for it by a third party at a third party's manufacturing facility or elsewhere without the prior written approval of LSI, which approval LSI may withhold in its sole and absolute discretion. Notwithstanding the foregoing, this provision shall not preclude any ChipPac Affiliate (e.g., CPK, CPS, CPI) from manufacturing CSP's according to the license set forth in Section 2.1, provided that each such Affiliate agrees in writing to terms and conditions no less protective of LSI than those set forth in this Agreement. ChipPac shall be fully liable to LSI for any breach by any such Affiliate of such terms and conditions.

       2.4   Marking. ChipPac shall comply with all pertinent patent marking
             -------
statutes with respect to any patents that are part of LSI's Intellectual Property, provided that LSI provides adequate information to ChipPac to enable ChipPac to comply with such statutes.

       2.5   Ownership. As between the Parties, LSI shall retain ownership of
             ---------
the Packaging Technology, Technical Information, and all of LSI's Intellectual Property Rights.

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3.     IMPROVEMENTS

       ChipPac hereby grants LSI a non-exclusive, fully paid-up, royalty-free, perpetual, irrevocable, worldwide license under all pertinent Intellectual Property Rights in and to ChipPac Improvements to make, have made, use and sell packaging for semiconductor products, with the right to grant sublicenses therefore to any one or more of LSI's Affiliates and to persons that do not compete with ChipPac or its Affiliates. Upon LSI's request, ChipPac will provide LSI with all pertinent know-how regarding any "ChipPac Improvements."

4.     TECHNOLOGY TRANSFER

       On or before February 15, 2000, LSI will provide ChipPac the Technical Information. LSI will provide a reasonable amount of technical support, not to exceed 320 man hours, to assist ChipPac or a ChipPac Affiliate with implementing the Technical Information. ChipPac shall bear all out of pocket expenses LSI incurs in connection with such technical support.

       4.1   Fees. In consideration of the right and license to use the
             ----
Packaging Technology and the associated Technical Information grants in Section 2.1, ChipPac shall pay to LSI U.S. [redacted *] according to the schedule set forth in Exhibit C. Payments shall be non-refundable.

       4.2   Interest on Late Payments. Any payment not received by LSI in
             -------------------------
immediately available funds by the fifth (5th) business day following any date by which such payment is due shall bear interest from such due date until paid in full by ChipPac to LSI at the annual rate equal to the prime rate (as reported by the Wall Street Journal on the date that the payment was first due); provided, however, that in no event shall such interest rate exceed the highest rate permissible under applicable law.

       4.3   Taxes. All taxes imposed as a result of any payments made pursuant
             -----
to this Article 4.1 shall be paid by the Party required to do so by applicable law; provided, however, that if so required by applicable law and any relevant tax treaty, ChipPac shall (i) withhold the amount of any national or federal income taxes levied by the government in question, on the payments to be made pursuant to this Article 4.1, and (ii) promptly effect payment thereof to the appropriate taxing authorities; and (iii) transmit to LSI officials tax receipts or other evidence issued by said appropriate taxing authorities sufficient to enable LSI to support a claim for the appropriate income tax credit in respect of any such taxes so withheld and paid to the governments in question.

       4.4   Verification. ChipPac shall provide LSI with reasonable access to
             ------------
ChipPac's facilities and applicable records to reasonably enable LSI to determine if any of the events set forth in Exhibit C have occurred.

5.     WARRANTIES AND REPRESENTATIONS

       5.1   General Warranties and Representations. Each Party warrants and
             --------------------------------------
represents to, and covenants with, the other Party that all corporate action necessary for the authorization, execution and delivery of this Agreement by such Party and the performance of its obligations hereunder has been taken.

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____________
* Confidential treatment requested.

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       5.2   Disclaimer. EXCEPT AS OTHERWISE PROVIDED IN SECTION 5.3, LSI
             ----------
DISCLAIMS ANY AND ALL EXPRESS WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT, PERTAINING TO THE PACKAGING TECHNOLOGY, TECHNICAL INFORMATION, OR ANY OTHER TECHNOLOGY PROVIDED BY LSI HEREUNDER. Without limiting the foregoing, nothing in this Agreement shall be deemed to be a warranty or representation, either express or implied, that: (i) LSI or its Affiliates will continue to develop the Packaging Technology; and (ii) that LSI will enforce LSI's Intellectual Property Rights against any third party. LSI shall have no liability whatsoever to ChipPac in the event that ChipPac is unable to successfully implement the Packaging Technology.

       5.3   Limited Intellectual Property Warranties. LSI warrants and
             ----------------------------------------
represents to ChipPac that as of the Effective Date for the Packaging Technology, (i) the Packaging Technology and the associated Technical Information do not impermissibly include any trade secrets or copyrighted material of any third party; and (ii) no third party has notified LSI that the Packaging Technology infringes its patents. To the extent LSI owns a patent that is part of LSI's Intellectual Property Rights, LSI has the right to license such patent pursuant to this Agreement. ChipPac warrants and represents to LSI that any and all ChipPac Improvements provided by ChipPac to LSI will not impermissibly include any trade secrets or copyrighted material of any third party.

6.     LIMITATION ON DAMAGES

       NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS AND LOSS OF USE) SUFFERED BY THE OTHER PARTY ARISING FROM OR RELATING TO THE PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION OF THIS AGREEMENT, PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO ANY BREACH BY CHIPPAC OF THE LICENSE GRANTED HEREIN OR THE IMPROPER USE OR DISCLOSURE BY CHIPPAC OR ITS AFFILIATES OF THE PACKAGING TECHNOLOGY TECHNICAL INFORMATION, AND/OR APPLICABLE IMPROVEMENTS. LSI'S AGGREGATE LIABILITY ARISING FROM OR RELATING TO LSI'S PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION OF THIS AGREEMENT, SHALL NOT EXCEED THE PAYMENTS IT HAS RECEIVED FROM CHIPPAC HEREUNDER. EXCEPT AS EXPLICITLY SET FORTH ABOVE, THE LIMITATIONS ON LIABILITY AND DAMAGES SET FORTH ABOVE APPLY TO ALL CAUSES OF ACTION THAT MAY BE ASSERTED HEREUNDER, WHETHER SOUNDING IN BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, PRODUCT LIABILITY, NEGLIGENCE OR OTHERWISE. IN NO EVENT SHALL LSI BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE TECHNOLOGY.

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7.   THIRD PARTY CLAIMS

     7.1  Intellectual Property Rights. Subject to (a) the limitations set forth
          ----------------------------
in Article 6 and in this Article 7, each Party ("Defending Party") shall defend and settle any claim, demand, cause of action, loss, damage, liability, fine, penalty, cost or expense (each, a "Claim") brought against the other Party ("Defended Party") arising our of a breach of the Defending Party's warranties and representations set forth in Section 5.3 and pay all damages to the extent attributable to such breach that are awarded pursuant to such Claims. As a condition of the Defending Party's obligations set forth in the preceding sentence, the Defended Party shall give the Defending Party prompt written notice of any such Claims as described in the first sentence of this Section, full authority to defend and settle such Claims and all reasonable assistance to the Defending Party (at the Defending Party's expense) as may be requested by Defending Party. If, as a result of a Claim for which LSI is the Defending Party, ChipPac becomes enjoined from using the Packaging Technology or if LSI reasonably believes such a Claim may be initiated: (a) LSI shall (i) procure for ChipPac the right to use the Packaging Technology; (ii) provide ChipPac with replacement technology (which shall become Packaging Technology) that is non-infringing that is a reasonable substitute for the infringing Packaging Technology; or (iii) if neither (i) nor (ii) is commercially feasible, terminate ChipPac's license hereunder and if such termination occurs within eight years from the Effective Date, refund a fraction of all payments made under Article 5, the numerator of the fraction equal to the number of days between the date of such termination and the date that is eight years from the Effective Date, the denominator equal to eight (8) years. In cases (ii) and (iii) above, ChipPac will immediately cease using the Packaging Technology in question upon receiving written notice from LSI. In the case where ChipPac is the Defending Party, the Defended Party shall include LSI's Affiliates. THIS SECTION STATES THE ENTIRE LIABILITY OF EACH PARTY AND THE EXCLUSIVE REMEDY OF EACH PARTY WITH RESPECT TO INFRINGEMENT. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 7.1, ALL WARRANTIES AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, STATUTORY, EXPRESS OR IMPLIED ARE HEREBY DISCLAIMED.

     7.2  Exclusions. LSI shall have no obligation under Section 7.1 arising out
          ----------
of or relating to the continued use of any infringing technology after LSI has provided ChipPac with written notice pursuant to Section 7.1 to cease such use. Furthermore, ChipPac will defend and indemnify LSI from and against any liability, damages, cost or expense (including attorney's fees) arising out of any such Claim asserted against LSI arising out of or relating to any act or condition described in the preceding sentence; provided, however, that such duty of indemnity shall be conditioned upon LSI giving ChipPac prompt written notice of any such Claims, full authority to defend and settle such Claims and all reasonable assistance to ChipPac (at ChipPac's expense) as may be requested by ChipPac.

     7.3  Notice. Each Party ("Notifying Party") shall provided the other Party
          ------
("Notified Party") with written notice promptly after learning of any allegations that the Notifying Party's use or exploitation of any technology provided by the Notified Party hereunder infringes or misappropriates any third party's Intellectual Property Rights. To the extent that any Claims arising our of such allegations do not arise out of the Notified Party's warranties pursuant to Section 5.3, the Notified Party shall have the right, but not the obligation, to assist in the defense of any such Claims. If LSI is the Notified Party, LSI will (i) provide ChipPac with all pertinent

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information regarding LSI's creation of the Packaging Technology and (iii) make the pertinent LSI employees available to ChipPac to assist ChipPac (and its attorneys) with interpreting and verifying such information.

     7.4  High Risk Activities: Indemnity. The Packaging Technology is not
          -------------------------------
intended to create packaging for products that will be used in medical or aviation activities or in other high risk activities.

8.   ENFORCEMENT

     ChipPac shall not have the right to enforce any of LSI's Intellectual Property Rights. In the event that ChipPac learns that any third party is infringing or misappropriating any of LSI's Intellectual Property Rights, ChipPac shall promptly thereafter provide LSI with written notice regarding such infringement or misappropriation.

9.   TERM; DEFAULT AND TERMINATION; EFFECT OF TERMINATION

     9.1  Term. Unless sooner terminated pursuant to the early termination
          ----
provisions hereof, this Agreement shall be effective upon the Effective Date and shall continue in effect unless earlier terminated as described below.

     9.2  Termination for Default. If either Party defaults on a material
          -----------------------
provision and does not cure such default within forty-five (45) days after written notice thereof is received from the other Party, such other Party shall have the right at its option to terminate the Agreement.

     9.3  Insolvency. Should either Party: (a) become insolvent; (b) make an
          ----------
assignment for the benefit of creditors; (c) file or have filed against it a petition in bankruptcy or seeking reorganization; (d) have a receiver appointed; or (e) institute any proceedings for liquidation or winding up; then the other Party may, in addition to other rights and remedies it may have, terminate the Agreement or any purchase orders placed under the Agreement immediately by written notice.

     9.4  Breach of Confidentiality. The Parties stipulate that the arbitration
          -------------------------
provisions of Section 12.11 shall not apply to any temporary restraining order, injunctive relief, protective order or other provisional remedy sought to prohibit a breach or threatened breach of the provisions of Section 11.1.

     9.5  Rights and Remedies; Termination of Certain Provisions. The
          ------------------------------------------------------
termination of this Agreement shall be without prejudice to (a) the right of LSI to receive upon its request all payments accrued and unpaid hereunder; (b) the rights and remedies of any Party with respect to the current or any previous breach of any other representations, warranties, covenants, terms, conditions or provisions of this Agreement (provided that the limitation on liability set forth in Article 6 shall apply to such rights and remedies); (c) any rights to indemnification set forth herein; (d) unless this Agreement is terminated due to LSI's material breach, the grant-back license from ChipPac to LSI in ChipPac's improvements under Article 3; and (e) any other provisions hereof which expressly or necessarily call for performance after the termination of this Agreement.

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     9.6  Termination of ChipPac's Rights Upon Default. Immediately upon and
          --------------------------------------------
after termination (by either Party) of this Agreement, ChipPac shall (a) cease making, marketing, using and selling of SCPs covered by this Agreement; (b) cease its use of any and all Packaging Technology and Technical Information provided throughout this license; and (c) return to LSI all media containing Technical Information and copies thereof and all other materials and date of ChipPac which contains or are based on the Process Technologies.

10.  ADDITIONAL BANKRUPTCY PROVISIONS

     10.1 Generally. This is a contract under which applicable law excuses LSI
          ---------
from accepting performance from or rendering performance to ChipPac within the meaning of sections 365(c) and 365(e)(2) of the Bankruptcy Code, 11 U.S.C. Secs. 365 (c), 365(e)(2). Accordingly, in the event of ChipPac's bankruptcy, this Agreement cannot be assumed or assigned without LSI's express written consent.

     10.2 Assumption. In the event LSI consents to assumption and assignment of
          ----------
this Agreement, any person or entity to which this Agreement is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., shall be deemed without further act or deed to have assumed all of the obligations arising under this Agreement on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to LSI an instrument confirming such assumption.

     10.3 Lifting of Stay. In the event that ChipPac is the subject of any
          ---------------
insolvency, bankruptcy, reorganization, or similar proceeding under the United States Bankruptcy Code, voluntarily or involuntarily, the Parties stipulate that LSI is entitled to the automatic and absolute lifting of the automatic stay as to the enforcement of its remedies under this Agreement, including specifically but not limited to the stay imposed by 11 U.S.C. Section 362, as amended; ChipPac hereby consents to the immediate lifting of any such automatic stay, and will not contest any action by LSI to lift such stay; ChipPac expressly acknowledges that it has no equity in the license and rights granted under this Agreement.

11.  CONFIDENTIALITY

     11.1 Obligation. Each Party agrees to maintain in confidence the other
          ----------
Party's Confidential Information. Neither Party shall disclose the other Party's Confidential Information to any other person or organization without the prior written consent of the other Party. Each Party shall protect such information from disclosure to others with at least the same degree of case as such Party exercises to protect its own information of similar type and importance provided that the degree of care exercised with respect to Confidential Information that is Technical Information shall in no event be less than a high degree of care. Each Party shall disclose the other Party's Confidential Information only to those employees of the receiving Party that have a need to know such information. Neither Party shall use the other Party's Confidential Information except as expressly permitted in this Agreement. The obligations of confidentiality and protection required by this section shall survive the expiration, termination or cancellation of this Agreement for a period of five
(5) years, provided that the obligations with respect to Confidential Information that is Technical Information shall survive in perpetuity.

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     11.2 Third Party Request for Information. Except as otherwise provided in
          -----------------------------------
this Agreement, either Party shall immediately notify the other Party of any private or governmental request for secret or confidential information (including, without limitation, Confidential Information) or any other information or documents relating to this Agreement. Each Party shall have the right to participate in any other Party's response to any such request. In the event that a Party receives any subpoena or other legal process requiring the production of information, documents, data, work papers, reports, or other materials relating to any secret or confidential information (including, without limitation, Confidential Information) or to this Agreement, that party shall:

          (a) give the other Party, if possible, the opportunity to participate in quashing, modifying or otherwise responding to any compulsory process in an appropriate and timely manner; and

          (b) cooperate fully with the other Party's efforts to narrow the scope of any such compulsory process, to obtain a protective order limiting the use or disclosure of the information sought, or in any other lawful way to obtain continued protection of the secret or confidential information.

     11.3 Notice. If either Party ("First Party") becomes aware of the loss,
          ------
theft or misappropriation of the other Party's Confidential Information which is in the First Party's possession or control, the First Party shall notify the other Party in writing within five (5) days of its discovery of such loss, theft or misappropriation.

     11.4 Terms Confidential; Publicity. Neither Party shall disclose the terms
          -----------------------------
and conditions of this Agreement to any third party without the other Party's prior written consent, except to the extent required by applicable governmental authorities. Notwithstanding the foregoing, each Party shall have the right to disclose this Agreement to its attorneys, accountants and like personnel, and to potential investors or acquirors, and for SEC filings, IPO events under reasonable conditions of confidentiality. ChipPac agrees to issue joint press announcements with LSI promptly after the Effective Date and promptly after Initial Qualification. Each party must approve of the content of such announcements before they are released. Neither party shall otherwise issue a press release regarding this Agreement without the other Party's prior written consent.

12.  GENERAL PROVISIONS

     12.1 Assignment. ChipPac shall not assign any of its rights or privileges
          ----------
to any person (including its Affiliates) hereunder, whether by operation of law or otherwise (including, without limitation, by merger with or acquisition by a third party) without the prior written approval of LSI, which approval LSI shall not unreasonably withhold. Any attempted assignment in violation of this Section
12.1 shall be null and void ab initio. LSI shall have the unrestricted right to assign this Agreement to any person, in which case the definition of "LSI's Intellectual Property Rights" shall include only those Intellectual Property Rights licensed hereunder prior to the effective date of any such assignment.

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     12.2  Controlling Law. This Agreement shall be construed and interpreted in
           ---------------
accordance with the law of the State of California (except its choice of law rules) as though made by two parties residing in California so as to be fully performed within that State.

     12.3  Export Controls. ChipPac shall comply with all export control laws
           ---------------
and regulations of the United States of America.


     12.4  Waiver. No failure or delay on the part of either party in the
           ------
exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

     12.5  Notice. Any notice or claim provided for herein shall be in writing
           ------
and shall be given (i) by personal delivery, effective upon delivery, (ii) by first class mail, postage prepaid, addressed to the address first stated above for the recipient, effective one (1) business day after proper deposit in the mail, or (iii) by facsimile directed to the facsimile number first indicated above for the recipient, but only if accompanied by mailing of a copy in accordance with (ii) above, effective as of the date of facsimile transmission.

     12.6  Severability; Several Rights and Obligations. If any provision of
           --------------------------------------------
this Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not effect the validity or enforcement of any or all of the remaining portions thereof. If more than one Product is covered under this Agreement, then the rights and obligations of the parties as to each such Product shall be several and independent from those as to any other Product.

     12.7  Other Rights. Nothing contained in this Agreement shall be construed
           ------------
as conferring by implication, estoppel or otherwise upon either party or any third party any license or other right except, solely as to the parties hereto, the rights expressly granted hereunder.

     12.8  Publicity. All notices to third parties and all other publicity
           ---------
concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other party; however, this approval shall not be unreasonably withheld.

     12.9  Titles. Any titles included herein are for convenience only and are
           ------
not to be used in the interpretation of this Agreement.


     12.10 Integration; Modification. This Agreement, together with the Exhibits
           -------------------------
hereto, embodies the final, complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof and supersedes any prior or contemporaneous representations, descriptions, courses of dealing or agreements as to such subject matter. No amendment or modification of this Agreement or any Exhibit hereto shall be valid or binding upon the parties unless in writing and signed by an officer of each party, and NO EMPLOYEE OF EITHER PARTY OR REPRESENTATIVE HAS ANY AUTHORITY OTHERWISE TO BIND EITHER PARTY TO ANY OBLIGATION OR LIABILITY NOT EXPRESSLY STATED HEREIN.

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     12.11  Arbitration. Any dispute relating to the enforceability,
            -----------
interpretation of performance of this Agreement (other than claims for which injunctive relief is sought), or relating to the parties' relationship or any transactions between them arising out of this Agreement, shall be resolved at the request of either party through binding arbitration in San Francisco, California; provided, however, that it shall not be deemed a waiver of the right to arbitrate for a party to seek, nor shall this Agreement be interpreted to preclude a party from seeking, in a court of competent jurisdiction, temporary or preliminary injunctive relief pending entry of judgment on any arbitration award, or other appropriate prejudgment relief. Any discovery shall be conducted in accordance with the Federal Rules of Civil Procedure. Except as otherwise expressly provided herein, arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association. The arbitration shall be conducted by three arbitrators. Each party will select one arbitrator, and the two arbitrators thus selected will select a third arbitrator. Judgment upon award by the arbitrators may be entered by any state or federal court having jurisdiction.

     12.12  Relationship to the Parties. The relationship of the parties hereto
            ---------------------------
is that of independent contractors. Neither party, nor its agents or employees shall be deemed to be the agent, employee, joint venturer, partner or fiduciary of the other party. Neither party shall have the right to bind the other party, transact any business in the other party's name or on its behalf or incur any liability for or on behalf of the other party.

     IN WITNESS HEREOF the parties have caused this Agreement to be signed by their duly authorized representatives.

LSI LOGIC CORPORATION ("LSI")

By:      /s/ Maniam Alagaratnam
         --------------------------------------
Name:    Maniam Alagaratnam
         --------------------------------------
Title:   Vice President, Packaging Development
         --------------------------------------
Date:    February 10, 2000
         --------------------------------------

CHIPPAC LIMITED ("ChipPac")

By:      /s/ Richard Parsons
         --------------------------------------
Name:    Richard Parsons
         --------------------------------------
Title:   Director
         --------------------------------------
Date:    February 16, 2000
         --------------------------------------

                                    EXHIBIT A

                              TECHNICAL INFORMATION






                       [This exhibit was never completed.]

                                    EXHIBIT B

                               PATENT APPLICATIONS






                       [This exhibit was never completed.]

                                    EXHIBIT C

                                  FEE SCHEDULE

[redacted *] within thirty days of the Effective Date.

[redacted *] on completion of CSP qualification test vehicle or June 30, 2000 whichever occurs earlier.

[redacted *] within sixty days after the date of Initial Qualification by LSI.

All amounts are stated in U.S. currency.

                                       14
____________
* Confidential treatment requested.